Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
EXELIXIS, INC.
(A DELAWARE CORPORATION)

i.

ii.

AMENDED AND RESTATED BYLAWS
OF
EXELIXIS, INC.
(A DELAWARE CORPORATION)
As amended and restated on December 14, 2023.
ARTICLE I

OFFICES
Section 1.    Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2.    Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II

CORPORATE SEAL
Section 3.    Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal‑Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE III

STOCKHOLDERS’ MEETINGS
Section 4.    Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law.
Section 5.    Annual Meetings.
(a)    The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.
(b)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the open of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder to be timely must be so received not
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earlier than the open of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth: (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the text of any proposal or business to be considered at the annual meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), as well as the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such person and (B) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the corporation or (B) the proposal, including any material interest in, or anticipated benefit from, the proposal to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his or her capacity as a proponent to a stockholder proposal. A stockholder providing notice of business proposed to be brought before the annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this paragraph (b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or mailed and received at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. Nothing contained in this paragraph (b) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act (or any successor provision of law).
(c)    Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this paragraph (c) and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (B) who complies with the notice procedures set forth in this paragraph (c), and (C) who complies with the requirements of Rule 14a-19 promulgated under the 1934 Act. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re‑election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (1) the class and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest,
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hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act; and (ii) as to such stockholder giving notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner, (B) (1) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation, (C) a description of (1) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (2) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the corporation or their ownership of capital stock of the corporation, and (3) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the meeting of stockholders to nominate the persons named in its notice, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act. Such notice must include all other information required by Rule 14a-19 under the 1934 Act and must be accompanied by the completed and signed written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be in the form provided by the Secretary upon written request), the written representation and agreement as described in paragraph (c) of Section 15 of these Bylaws, and a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the meeting of stockholders and to serve as a director if elected. A stockholder providing notice of any nomination proposed to be made at a meeting of stockholders shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this paragraph (c) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting of stockholders, and such update and supplement shall be delivered to or be mailed and received by at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting of stockholders, and (ii) to provide evidence that the stockholder providing notice of any nomination has solicited proxies from holders representing at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered to or be mailed and received at the principal executive offices of the corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such meeting of stockholders. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that the solicitation by the stockholder providing notice of any nomination was not conducted in compliance with Rule 14a-19 under the 1934 Act, or the stockholder giving notice fails to appear in person or by proxy at the meeting to nominate the persons named in its notice, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded notwithstanding that proxies in respect of such nominated person may have been received by the corporation or any other person.
(d)    For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
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Section 6.    Special Meetings.
(a)    Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the President, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).
(b)    Subject to the provisions of this paragraph (b) and any other applicable provisions of these Bylaws, special meetings of the stockholders for any lawful purpose or purposes shall be called by the Secretary upon written request of one or more record holders that: (1) own (as such term is defined in paragraph (b)(i) of this Section 6) shares of stock of the corporation representing at least twenty-five percent (25%) of the combined voting power of the outstanding shares of stock of the corporation entitled to vote on the business to be brought before the proposed special meeting (the “Requisite Percentage”) and (2) have complied in full with the requirements set forth in this paragraph (b).
(i)    For purposes of satisfying the Requisite Percentage for all purposes under this paragraph (b), a person shall be deemed to “own” only those outstanding shares of stock of the corporation as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full pecuniary or economic interest in (including the opportunity for profit and risk of loss on) such shares. Notwithstanding the foregoing, the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. A person “owns” shares held in the name of a nominee or other intermediary so long as such person retains both (A) the full voting and investment rights pertaining to the shares, and (B) the full pecuniary or economic interest in the shares. The person’s ownership of shares is deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person without condition, but not during any period in which the person has loaned the shares.
(ii)    Any stockholder of record seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request a special meeting (the “Ownership Record Date”) by delivering written notice to the Secretary at the principal executive offices of the corporation (the “Record Date Request Notice”). A stockholder’s Record Date Request Notice shall contain information about the class or series and number of shares of stock of the corporation that are owned beneficially and of record by the stockholder and state the purpose or purposes of the proposed meeting and the business to be acted on at the meeting.
(iii)    Following receipt of a valid Record Date Request Notice, the Board of Directors may set an Ownership Record Date, which shall not precede, and shall not be more than ten (10) calendar days after, the close of business on the date on which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) calendar days after the date on which a valid Record Date Request Notice is received by the Secretary, does not adopt a resolution fixing the Ownership Record Date, the Ownership Record Date shall be the close of business on the tenth (10th) day after the date a valid Record Date Request Notice is received by the Secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter).
(iv)    In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests for a special meeting signed by record holders (or their duly authorized agents) who, as of the Ownership Record Date, are entitled to cast not less than the Requisite Percentage (the “Special Meeting Request”), shall be delivered to the Secretary. A Special Meeting Request shall: (A) state the purpose or purposes of the proposed special meeting and the business to be acted on at the meeting (which shall be limited to the purpose or purposes and the business set forth in the Record Date Request Notice received by the Secretary), the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment); (B) bear the date of signature of each such stockholder (or its duly authorized agent) submitting the Special Meeting Request; (C) set forth the name and address as they appear in the corporation’s books of each stockholder submitting such Special Meeting Request; (D) contain the
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information that would be required to be set forth in a stockholder’s notice pursuant to paragraph (b) of Section 5 of these Bylaws and, if the special meeting relates to the election of directors, the information described in paragraph (c) of Section 5 of these Bylaws with respect to any director nominations to be presented at such special meeting, and such information as to the stockholder requesting such meeting and any other Proponent (as defined in paragraph (d) of this Section 6), as applicable, other than stockholders or beneficial owners who have provided such request solely in response to any form of public solicitation for such requests; (E) contain a representation that each requesting stockholder, or one or more qualified representatives (as such term is defined in paragraph (d) of this Section 6) of each such requesting stockholder, intends to appear in person at the special meeting to present the nomination(s) or business to be brought before the special meeting; (F) include documentary evidence that the requesting stockholders own the Requisite Percentage as of the Ownership Record Date; provided, however, that if the requesting stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the Ownership Record Date; and (G) be delivered to the Secretary at the principal executive offices of the corporation, by registered mail or personal delivery, within sixty (60) days after the Ownership Record Date.
        The Special Meeting Request shall, if necessary, be updated and supplemented within five (5) business days after the record date for the Stockholder Requested Special Meeting, and the information provided or required to be provided in such notice shall be current as of the record date for such meeting. In addition, the requesting stockholders and the Proponents shall provide, within ten (10) business days of a request, any other information reasonably requested by the corporation.
(v)    After receiving a Special Meeting Request, the Board of Directors shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the corporation shall notify the requesting stockholder of the Board’s determination about whether the Special Meeting Request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors, and the date of the special meeting shall not be more than ninety (90) days after the date on which the corporation receives a valid Special Meeting Request from the Requisite Percentage. The record date for the special meeting shall be fixed by the Board of Directors as set forth in paragraph (a) of Section 37 of these Bylaws. Business transacted at any Stockholder Requested Special Meeting shall be limited to (A) the purpose or purposes and the business specified in the valid Special Meeting Request received from the Requisite Percentage and (B) any additional business that the Board of Directors determines to include in the corporation’s notice of the special meeting.
(vi)    A Special Meeting Request shall not be valid, and the corporation shall not call a special meeting if: (A) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (B) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors, a “Similar Item” and, for purposes of this paragraph (b)(vi), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors) was presented at a meeting of stockholders occurring within ninety (90) days preceding the date of the Special Meeting Request; (C) the Board of Directors has adopted or adopts resolutions calling for an annual or special meeting of stockholders to be held within ninety (90) days after the Special Meeting Request is received or delivered to the Secretary and the business to be conducted at such meeting includes a Similar Item; (D) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the previous year’s annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting of stockholders and (y) thirty (30) days after the first anniversary of the date of the previous year’s annual meeting; (E) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the 1934 Act or other applicable law; or (F) the Special Meeting Request does not comply with the requirements of this Section 6. For purposes of this paragraph (b)(vi), in the case of written requests from more than one stockholder, the “date of the Special Meeting Request” shall be the first date on which a written Special Meeting Request is delivered to the corporation.
(vii)    Any stockholder who submitted a Special Meeting Request may revoke its written request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the Stockholder Requested Special Meeting. A Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the stockholders submitting the Special Meeting Request, and any beneficial owners on whose behalf they are acting, do not continue to own (as such term is defined in paragraph (b)(i) of this Section 6) at least the Requisite Percentage at all times between the date the Record Date Request Notice is received by the corporation and the date of the applicable Stockholder Requested Special Meeting, and the requesting stockholder shall promptly notify the Secretary of any decrease in ownership of shares of stock of the corporation that results in such a
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revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the Requisite Percentage, there shall be no requirement to call or hold the special meeting.
(viii)    If none of the requesting stockholders or their qualified representatives appears to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.
(c)    Special meetings of the stockholders shall be held at such place, if any, and the means of remote communication, if any, on such date, and at such time as the Board of Directors shall fix, subject to paragraph (b)(v) of this Section 6.
(d)    For purposes of this Section 6, a “Proponent” shall mean (1) each stockholder of record seeking to request a special meeting by giving a Record Date Request Notice required by paragraph (b)(ii) of this Section 6 or a Special Meeting Request required by paragraph (b)(iv) of this Section 6 and each person with whom such stockholder is acting in concert, or (2) if the Record Date Request Notice or Special Meeting Request is given on behalf of a beneficial owner, such beneficial owner and each person with whom such beneficial owner is acting in concert. For purposes of this Section 6, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Section 7.    Notice Of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. Notice of the time, place, if any, and the means of remote communication, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by such person’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 8.    Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange or NASDAQ rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality (majority vote, in the case of an uncontested election of directors, as described in Section 15 hereof) of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the contested election of directors, and majority vote, in the case of an uncontested election of directors, as described in Section 15 hereof) of the votes cast, including abstentions, by the holders of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.
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Section 9.    Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, and the means of remote communication, if any, thereof are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 7 herein. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 10.    Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders.Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted or acted upon after three (3) years from its date of creation unless the proxy provides for a longer period.
Section 11.    Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, such person’s act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even‑split for the purpose of subsection (c) shall be a majority or even‑split in interest.
Section 12.    List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business at the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
Section 13.    Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.
Section 14.    Organization.
(a)    At every meeting of stockholders, the Chairman of the Board of Directors or the President, or, if a Chairman of the Board of Directors and the President have not been appointed or are absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy or by remote communication, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.
(b)    The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business
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for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE IV

DIRECTORS
Section 15.    Number and Election of Directors; Qualifications.
(a)    The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
(b)    At any meeting of stockholders for the election of one or more directors at which a quorum is present, each such director shall be elected by the vote of the majority of the votes cast with respect to that director, provided that if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees to be elected at such meeting exceeds the number of directors to be elected (a “contested election of directors”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.
(c)    To be eligible to be a nominee for election as a director, a person must deliver to the Secretary a completed and signed written questionnaire with respect to the background and qualification of such person (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement from such person that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation in such representation and agreement, (iii) in such person’s individual capacity, would be in compliance, if elected as a director of the corporation, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the corporation, and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.
Section 16.    Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.
Section 17.    Term of Office. The term of office of each director shall be as provided in the Certificate of Incorporation.
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Section 18.    Vacancies.
(a)    Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.
(b)    If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the Delaware General Corporation Law.
Section 19.    Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.
Section 20.    Intentionally Omitted.
Section 21.    Meetings.
(a)    Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex or by electronic mail or other electronic means.
(b)    Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or a majority of the authorized number of directors.
(c)    Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)    Notice of Special Meetings. Notice of the time and place, if any, of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
(e)    Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present
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who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 22.    Quorum and Voting.
(a)    Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one‑third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)    At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 23.    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 24.    Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 25.    Committees.
(a)    Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.
(b)    Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws
(c)    Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such member’s death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such
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member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places, if any, as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place, or by means of electronic communication, which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place, if any, of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place, if any, of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 26.    Organization. At every meeting of the directors, the Chairman of the Board of Directors or the President, or, if a Chairman of the Board of Directors and the President have not been appointed or are absent, the most senior Senior Vice President or Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.
ARTICLE V
OFFICERS
Section 27.    Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Senior Vice Presidents or Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
Section 28.    Tenure and Duties of Officers.
(a)    General. Each officer shall hold office at the pleasure of the Board of Directors and until his or her successors shall have been duly elected and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b)    Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors shall have the power to preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(c)    Duties of President. The President shall have the power to preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board is present and elects to preside at such meetings. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
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(d)    Duties of Senior Vice Presidents and Vice Presidents. The Senior Vice Presidents and the Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Senior Vice Presidents and the Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(e)    Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(f)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
Section 29.    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 30.    Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 31.    Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION
Section 32.    Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
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Section 33.    Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the President or any Senior Vice President or Vice President.
ARTICLE VII

SHARES OF STOCK
Section 34.    Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, the President or any Senior Vice President or Vice President, and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 35.    Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 36.    Transfers.
(a)    Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b)    The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.
Section 37.    Fixing Record Dates.
(a)    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the
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record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 38.    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION
Section 39.    Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Senior Vice President or Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
ARTICLE IX

DIVIDENDS
Section 40.    Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 41.    Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X

FISCAL YEAR
Section 42.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
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ARTICLE XI

INDEMNIFICATION
Section 43.    Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a)    Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors or executive officer; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under subsection (d).
(b)    Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.
(c)    Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.
Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the action, suit or proceeding, even though less than a quorum or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
(d)    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by
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the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.
(e)    Non‑Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law or by any other applicable law.
(f)    Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, executive officer, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g)    Insurance. To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.
(h)    Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
(i)    Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.
(j)    Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(i)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(ii)    The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(iii)    The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(iv)    References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(v)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she
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reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.
ARTICLE XII

NOTICES
Section 44.    Notices.
(a)    Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by US mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.
(b)    Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.
(c)    Affidavit of Mailing. An affidavit of mailing executed by the duly appointed secretary or an assistant secretary of the corporation or its transfer agent or other agent of the corporation that the notice has been given pursuant to subsections (a) and (b) shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(d)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(e)    Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him or her in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.
(f)    Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(g)    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under Delaware General Corporation Law, any notice given under the provisions of Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.
ARTICLE XIII

AMENDMENTS
Section 45.    Amendments. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock. The Board of Directors shall also have the power to adopt, amend, or repeal the Bylaws.
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ARTICLE XIV

LOANS TO OFFICERS
Section 46.    Loans to Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
ARTICLE XV

FORUM SELECTION BYLAWS
Section 47.    Forum Selection Bylaws.
(a)    Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the corporation; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation, to the corporation or the corporation’s stockholders; (C) any claim or cause of action against the corporation or any current or former director, officer or other employee of the corporation, arising out of or pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation of the corporation or the Bylaws of the corporation (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the corporation or any current or former director, officer or other employee of the corporation, governed by the internal affairs doctrine or otherwise related to the corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This subsection (a) of this Section 47 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the 1934 Act, or any other claim for which the federal courts have exclusive jurisdiction.
(b)    Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.
(c)    Any person or entity holding, owning or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 47.

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